Exhibit (j)(1)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of Matrix Advisors Value Fund and to the use of our report dated August 6, 2004 on the financial statements and financial highlights of Matrix Advisors Value Fund, Inc. Such financial statements and financial highlights appear in the 2004 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.


                                                       TAIT, WELLER & BAKER


PHILADELPHIA, PENNSYLVANIA
OCTOBER 27, 2004